JANNEY MONTGOMERY SCOTT LLC
                       I N V E S T M E N T  B A N K I N G
                                Established 1832

                 Modified Dutch Tender Offer Valuation Analysis

              prepared for Crazy Woman Creek Bancorp Incorporated

                               September 17, 2003

Table of Contents
--------------------------------------------------------------------------------

                                                                         Section
                                                                         -------


Valuation                                                                      1

Summary of Pro Forma Analysis                                                  2

Stock Price and Volume Chart                                                   3

                                                                         Exhibit
                                                                         -------

Valuation Analysis Detail                                                      1

Draft of Fairness Opinion                                                      2

                                   Valuation
--------------------------------------------------------------------------------

Introduction - Valuation Methodologies
--------------------------------------------------------------------------------

o In valuing companies, reference is often made to three widely accepted valuation methodologies:

     - Comparable Company Analysis - looks at the financial and stock market performance of comparable publicly traded thrifts
     - Comparable Company M&A Analysis - looks at the multiples and premiums at which comparable company mergers and acquisitions have taken place
     - Discounted Cash Flow ("DCF") Analysis - looks at a company's ability to generate future free cash flow

o    In addition, due to the nature of this transaction we performed a:

     - Modified Dutch Auction Analysis - looks at historical modified dutch auctions of financial institution stocks

o These methodologies are applied, as appropriate, to a company's historical and projected financial results.

o The results of these analyses provide the principal support for valuation. However, other factors and analyses are considered, including ones not purely "mathematical" in nature.

Comparable Company Analysis
--------------------------------------------------------------------------------

Comparable company analysis looks at the financial and stock market performance of comparable publicly traded thrifts. Through reference to various earnings,
   -----------------------------------
cash flow and balance sheet multiples, it is possible to "imply" a composite reference trading value.

The selection of appropriate comparable companies is often a difficult task, and this is true in the case of Crazy Woman Creek Bancorp. Janney used a cross section of thrifts for comparison. However, we believe the following comparable sets represent appropriate comparable groups for Crazy Woman Creek Bancorp. See
Exhibit 1 for details.

o Comp Set 1 - All Public Thrifts with Assets between $50 - $100 million (15 thrifts)
o Comp Set 2 - All Public Thrifts with Assets between $50 - $100 million and Tang Equity/ Tang Assets > 12.5% (7 thrifts)
o Comp Set 3 - All Public Thrifts with Assets between $50 - $100 million and ROA < 1.0% and ROE < 5.0% (6 thrifts)
o Comp Set 4 - All Public Thrifts in Western Region with Assets less than $500 million (7 thrifts)

--------------------------------------------------------------------------------
Based on the median price to tangible book ratios, this analysis results in an implied value range for the stock of $13.93 to $24.01.

Based on the median price to earnings multiples, this analysis results in an implied value range for the stock of $6.58 to $9.61.
--------------------------------------------------------------------------------

Comparable Company Analysis - Summary
--------------------------------------------------------------------------------

Publicly-traded basis

                               Tangible
                              Book Value
                              ----------
Crazy Woman Creek Bancorp       $16.49

                                             Price/Tang Book
                              --------------------------------------------------
Multiple Analysis
-----------------
                              Comp Set 1  Comp Set 2    Comp Set 3   Comp Set 4
                              ----------  ----------    ----------   ----------
Low                             59.8%       73.6%         73.6%        91.0%
Median                          89.7        84.5          84.0        145.6
High                           108.3       100.4          91.0        154.7


Implied Valuation - Per Share               Implied Value
----------------------------- --------------------------------------------------
                              Comp Set 1  Comp Set 2    Comp Set 3   Comp Set 4
                              ----------  ----------    ----------   ----------
Low                            $ 9.86       $12.14        $12.14       $15.01
Median                          14.79        13.93         13.85        24.01
High                            17.86        16.56         15.01        25.51

Comp Set 1 - All Public Thrifts with Assets between $50 - $100 million
Comp Set 2 - All Public Thrifts with Assets between $50 - $100 million - Well Capitalized
Comp Set 3 - All Public Thrifts with Assets between $50 - $100 million - ROA <1.0% and ROE <5.0%
Comp Set 4 - All Public Thrifts in Western Region with Assets less than $500 million

Comparable Company Analysis - Summary
--------------------------------------------------------------------------------

Publicly-traded basis

                              LTM Core EPS
                              ------------
Crazy Woman Creek Bancorp       $0.46

                                        Price/LTM Core EPS
                              --------------------------------------------------
Multiple Analysis
-----------------
                              Comp Set 1  Comp Set 2    Comp Set 3   Comp Set 4
                              ----------  ----------    ----------   ----------
Low                             9.1 x       13.2 x        16.6 x        7.1 x
Median                          16.6        17.4          20.9         14.3
High                            65.5        65.5          65.5         45.5


Implied Valuation - Per Share               Implied Value
----------------------------- --------------------------------------------------
                              Comp Set 1  Comp Set 2    Comp Set 3   Comp Set 4
                              ----------  ----------    ----------   ----------
Low                            $ 4.19       $ 6.07        $ 7.64       $ 3.27
Median                           7.64         8.00          9.61         6.58
High                            30.13        30.13         30.13        20.93

Comp Set 1 - All Public Thrifts with Assets between $50 - $100 million
Comp Set 2 - All Public Thrifts with Assets between $50 - $100 million - Well Capitalized
Comp Set 3 - All Public Thrifts with Assets between $50 - $100 million - ROA <1.0% and ROE <5.0%
Comp Set 4 - All Public Thrifts in Western Region with Assets less than $500 million

Comparable Company M&A Analysis
--------------------------------------------------------------------------------

Comparable  company  acquisition  analysis attempts to identify what "multiples"
--------------------------------------------------------------------------------
acquirors have been willing to pay in comparable company transactions. Data from
----------------------------------------------------------------------
completed transactions must be evaluated in the context of the market conditions prevailing at that time of acquisition.

Every thrift has a unique business and financial condition. However, within these constraints, we believe the transactions we selected represent an appropriate group. See Exhibit 1 for details.

o    Comp Set 1 - All M&A Thrift  Transactions  with  Assets  between $50 - $100 million (30 transactions)

o    Comp Set 2 - All M&A Thrift  Transactions  with  Assets  between $50 - $100 million
                - Well Capitalized: Equity/ Assets > 12.5% (11 transactions)

o    Comp Set 3 - All M&A Thrift  Transactions  with  Assets  between $50 - $100 million
                - and ROA < 1.0%, ROE < 5.0% (20 transactions)

--------------------------------------------------------------------------------
Based on the median price to tangible book ratios, this analysis results in an implied value range for the stock of $19.28 to $20.50.

Based on the median price to earnings multiples, this analysis results in an implied value range for the stock of $11.32 to $14.31.
--------------------------------------------------------------------------------

Comparable Company M&A Analysis - Summary
--------------------------------------------------------------------------------

Publicly-traded basis

                               Tangible
                              Book Value
                              ----------
Crazy Woman Creek Bancorp       $16.49

                                             Price/Tang Book
                              --------------------------------------------------
Multiple Analysis
-----------------
                              Comp Set 1  Comp Set 2    Comp Set 3
                              ----------  ----------    ----------
Low                             89.2%       96.5%         89.3%
Median                         124.3       122.7         116.9
High                           215.7       164.2         170.2


Implied Valuation - Per Share               Implied Value
----------------------------- -------------------------------------
                              Comp Set 1  Comp Set 2    Comp Set 3
                              ----------  ----------    ----------
Low                            $14.71       $15.91        $14.71
Median                          20.50        20.23         19.28
High                            35.57        27.08         28.07

Comp Set 1 - All Public Thrifts with Assets between $50 - $100 million
Comp Set 2 - All Public Thrifts with Assets between $50 - $100 million - Well Capitalized
Comp Set 3 - All Public Thrifts with Assets between $50 - $100 million - ROA <1.0% and ROE <5.0%

Comparable Company M&A Analysis - Summary
--------------------------------------------------------------------------------

Publicly-traded basis

                              LTM Core EPS
                              ------------
Crazy Woman Creek Bancorp       $0.46

                                        Price/LTM Core EPS
                              -------------------------------------
Multiple Analysis
-----------------
                              Comp Set 1  Comp Set 2    Comp Set 3
                              ----------  ----------    ----------
Low                             15.5 x      20.1 x        22.1 x
Median                          24.6        26.3          31.1
High                            45.9        43.3          45.9


Implied Valuation - Per Share               Implied Value
----------------------------- ------------------------------------
                              Comp Set 1  Comp Set 2    Comp Set 3
                              ----------  ----------    ----------
Low                            $ 7.13       $ 9.25        $10.17
Median                          11.32        12.10         14.31
High                            21.11        19.92         21.11

Comp Set 1 - All Public Thrifts with Assets between $50 - $100 million
Comp Set 2 - All Public Thrifts with Assets between $50 - $100 million - Well Capitalized
Comp Set 3 - All Public Thrifts with Assets between $50 - $100 million - ROA <1.0% and ROE <5.0%

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Discounted cash flow ("DCF") analysis examines the cash generation ability of a company. The analysis attempts to ascertain the value of a company base on the projected future performance. Projections are usually made for a period of four to six years and the resulting cash flow discounted, at an appropriate rate to present value. The terminal value is also discounted to present value and serves as a proxy for the annuity represented by the continuing free cash flow of the business.

--------------------------------------------------------------------------------
Based on the median price to tangible book ratios, this analysis results in an implied value range for the stock of $12.49 to $19.92.

Base don the median price to earnings multiples, this analysis results in an implied value range for the stock of $11.17 to $18.77.
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        NPV Sensitivity Analysis
--------------------------------------------------------------------------------
($ in thousands)
                                   2008 E Tangible Book Value Exit Multiple
                                 ----------------------------------------------
                                 100.0%    110.0%    120.0%    130.0%    140.0%
                                 ------    ------    ------    ------    ------
                         8.0%    $14.85    $16.12    $17.38    $18.65    $19.92
        Discount         9.0%     14.21     15.42     16.63     17.85     19.06
                                                     ------
        Rate            10.0%     13.61     14.76     15.92     17.08     18.24
                                                     ------
        Range           11.0%     13.03     14.14     15.25     16.35     17.46
                        12.0%     12.49     13.55     14.61     15.67     16.73

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        NPV Sensitivity Analysis
--------------------------------------------------------------------------------
($ in thousands)
                                      2008 E Net Income Exit Multiple
                                 ----------------------------------------------
                                  20.0 x    22.5 x    25.0 x    27.5 x    30.0 x
                                 ------    ------    ------    ------    ------
                         8.0%    $13.25    $14.63    $16.01    $17.39    $18.77
        Discount         9.0%     12.69     14.00     15.32     16.64     17.96
                                                     ------
        Rate            10.0%     12.15     13.41     14.67     15.93     17.19
                                                     ------
        Range           11.0%     11.65     12.85     14.05     15.26     16.46
                        12.0%     11.17     12.32     13.47     14.62     15.77

--------------------------------------------------------------------------------

Modified Dutch Auction Analysis
--------------------------------------------------------------------------------

Modified Dutch Auction analysis examines nine modified dutch auctions completed since January 2000. The analysis attempts to ascertain the implied valuation, or implied midpoint of the tender offer range, based on the financial performance of companies undertaking a MDA and the mid point of their respective tender offer ranges. The analysis calculates the implied midpoint of a valuation range for this offering based on the median price to book, price to last twelve months core earnings per share and the premium to the market price one month prior to the announcement of the modified dutch tender offers analyzed. Data from completed transactions must be evaluated in the context of the market conditions prevailing at the time of the modified dutch tender offer.


--------------------------------------------------------------------------------
Based on price to book ratios, this analysis results in a median implied value for the stock of $19.17.

Based on price to earnings multiples, this analysis results in a median implied value for the stock of $7.87.

Based on premium to stock price one month prior to announcement, this analysis results in a median implied value for the stock of $17.21.
--------------------------------------------------------------------------------

Modified Dutch Auction Analysis - Summary
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Recommendation
--------------------------------------------------------------------------------

Based on the valuation analyses discussed above, our analysis of the pro forma impact to the Company's tangible book value per share and earnings per share, as well as our analysis of the impact of the tender offer on the liquidity of the Company's common stock, we recommend Crazy Woman Creek Bancorp offer to purchase up to 350,000 shares of its stock in a tender offer, and offer to purchase these shares at a price not less than $16.00 nor greater than $18.25 per share. The table below illustrates the percent of tangible book value and the multiple to core earnings per share at the minimum and maximum ends of the proposed tender offer range.

                               [GRAPHIC OMITTED]

                         Summary of Pro Forma Analysis
--------------------------------------------------------------------------------

Modified Dutch Tender Offer Assumptions
--------------------------------------------------------------------------------

o    Transaction is completed on October 31, 2003

o    Tender offer price of $17.50 is:
     -    a premium of 15% on the 20-day average stock price of $15.18
     - equal to 106% of the projected base case tangible book value as of 9/30/03

o    Repurchase 350,000 shares

o Estimated transaction expenses of $150,000 (includes legal, printing, financial advisory and other fees)

--------------------------------------------------------------------------------

o    Total capital required is $6.3 million, consisting of the following:
     -    $5  million  in the form of a  dividend  from the Bank to the  Holding
          Company
     -    Remainder of cash funded by the Holding Company

o Weighted average cost of funds used in the repurchase is 1.02%. Lost interest income begins to affect income statement in fiscal 2004.

o Annual cost savings of $90,000 associated with going private are assumed to begin in fiscal 2004

o    Dividend is held constant at $0.48 per share

Earnings and Capital Impact (350,000 shares repurchased at $17.50 per share)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

Earnings and Capital Impact at High End of Range - $18.25
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

Sensitivity - Variable Purchase Price
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Sensitivity - Variable Share Repurchase
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                          Stock Price and Volume Chart
--------------------------------------------------------------------------------

Crazy Woman Creek Bancorp Stock Chart
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                        Stock Price and Volume Analysis

                         52 Week Range $11.70 - $15.85

                     Exhibit 1 - Valuation Analysis Detail
--------------------------------------------------------------------------------

                        Comparable Company Analysis
--------------------------------------------------------------------------------

Comp Set 1 - Company Profile
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million
Pricing information as of September 12, 2003

Comp Set 1 - Balance Sheet Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million
Pricing information as of September 12, 2003

Comp Set 1 - Profitability Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million
Pricing information as of September 12, 2003

Comp Set 2 - Company Profile
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million & GAAP Capital > 12.5%
Pricing information as of September 12, 2003

Comp Set 2 - Balance Sheet Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million & GAAP Capital > 12.5%
Pricing information as of September 12, 2003

Comp Set 2 - Profitability Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million & GAAP Capital > 12.5%
Pricing information as of September 12, 2003

Comp Set 3 - Company Profile
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million, ROA < 1% & ROE < 5%
Pricing information as of September 12, 2003

Comp Set 3 - Balance Sheet Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million, ROA < 1% & ROE < 5%
Pricing information as of September 12, 2003

Comp Set 3 - Profitability Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts Nationwide with Assets between $50 million and $100 million, ROA < 1% & ROE < 5%
Pricing information as of September 12, 2003

Comp Set 4 - Company Profile
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts in Western Region (CA, CO, ID, MT, OR, WA, WY,) with Assets < $500 million
Pricing information as of September 12, 2003

Comp Set 4 - Balance Sheet Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly Traded Thrifts in Western Region (CA, CO, ID, MT, OR, WA, WY,) with Assets < $500 million
Pricing information as of September 12, 2003

Comp Set 4 - Profitability Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

All Publicly TradedThrifts in Western Region (CA, CO, ID, MT, OR, WA, WY,) with Assets < $500 million
Pricing information as of September 12, 2003

                        Comparable Company M&A Analysis
--------------------------------------------------------------------------------

                        Comparable Company M&A Analysis
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THRIFT ACQUISITIONS NATIONWIDE WITH ASSETS BETWEEN $50 MILLION - $100 MILLION Transactions Announced Since 01/01/2000 (Sorted by Announcement Date)

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THRIFT ACQUISITIONS NATIONWIDE WITH ASSETS BETWEEN $50 MILLION - $100 MILLION Transactions Announced Since 01/01/2000 (Sorted by Announcement Date)

                         Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis - Terminal Value based on P/B
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Discounted Cash Flow Analysis - Terminal Value based on P/E
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

44